                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) April 21, 1997
                                                 --------------

                                  CD RADIO INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



                 0-24710                            52-1700207
        ------------------------          ---------------------------------
        (Commission File Number)          (IRS Employer Identification No.)


Sixth Floor, 1001 22nd Street, N.W.
Washington, D.C.                                                        20037
----------------------------------------                             ----------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code  (202) 296-6192
                                                    --------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.  OTHER EVENTS

COMPLETION OF PRIVATE PLACEMENT

         On April 21, 1997, the Company completed the second tranche of its private placement of 5% Delayed Convertible Preferred Stock (the "5% Preferred Stock"). The first tranche was completed on April 9, 1997 (the "First Closing") and reported on Form 8-K, dated April 10, 1997. At the two closings, the Company sold a total of 5,400,000 shares of the 5% Preferred Stock for an aggregate sale price of $135 million. The Company had received commitments to purchase approximately $200 million of its 5% Preferred Stock subject principally to the Company being the winning bidder in an FCC auction for a national satellite radio broadcast license. On April 2, 1997, the Company was the winning bidder in such an auction with a bid price of $83,346,000. The Company has allowed the remaining commitments of approximately $65 million to expire.

         The Company has agreed to register for resale the common stock issuable upon conversion of the 5% Preferred Stock.

DESCRIPTION OF SECURITIES

         The Company's Certificate of Incorporation provides for authorized capital of 60,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

         As of April 18, 1997, the Company had 10,313,391 shares of Common Stock outstanding held of record by 101 persons, and had reserved for issuance 1,815,000 shares of Common Stock with respect to outstanding options and options available for issuance pursuant to the Company's stock option plan.

COMMON STOCK

         Holders of the Company's Common Stock are entitled to cast one vote for each share held of record on all matters acted upon at any stockholders' meeting and to dividends if, as and when declared by the Board of Directors out of funds legally available therefor. There are no cumulative voting rights. In the event of any liquidation, dissolution or winding up of the Company, each holder of the Company's Common Stock will be entitled to participate, subject to the rights of any outstanding Preferred Stock, ratably in all assets of the Company remaining after payment of liabilities. Holders of the Company's Common Stock have no preemptive or conversion rights. All outstanding shares of Common Stock are fully paid and non-assessable.

PREFERRED STOCK

         The Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof including dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences and the number of shares constituting any series, without any further vote or action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock. In addition, because the terms of such Preferred Stock may be fixed by the Board of Directors





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without stockholder action, the Preferred Stock could be designated and issued quickly in the event the Company determines to issue preferred stock to raise additional equity capital. The Preferred Stock could also be designated and issued with terms calculated to defeat a proposed take-over of the Company, or with terms making the removal of management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of the Common Stock.

5% Delayed Convertible Preferred Stock

         On March 19, 1997, the Board of Directors authorized the issuance of up to 8,000,000 shares of the 5% Preferred Stock. As of April 21, 1997, the Company had 5,400,000 shares of the 5% Preferred Stock outstanding held of record by 51 entities, and had agreed to grant a warrant to purchase an additional 486,000 shares at $25.00 per share.

         Dividends. Each share of the 5% Preferred Stock is entitled to receive dividends at the rate of $1.25 per annum, payable semi-annually on April 15 and October 15 of each year, in preference to any payment made on any other shares of capital stock of the Company. Any dividend payable on the 5% Preferred Stock may be paid, at the option of the Company, either (i) in cash or (ii) by adding the amount of such dividend to the Liquidation Preference (as defined below). Each share of the 5% Preferred Stock is also entitled to a liquidation preference of $25 per share, plus all accrued but unpaid dividends (the "Liquidation Preference"), in preference to any other class or series of capital stock of the Company. Other than the consent rights described below with respect to certain corporate actions, and except as otherwise provided by applicable law, holders of the 5% Preferred Stock have no voting rights.

         Conversion. The 5% Preferred Stock is convertible into shares of Common Stock at any time, provided that the Company is not obligated to honor any request for conversion of the 5% Preferred Stock at any time certain governmental approvals of the issuance of the Common Stock upon such conversion have not been obtained. If such approvals (other than with respect to a holder or group of holders holding more than 50% of the voting securities of the Company) are not obtained by 360 days after the First Closing date, the Company shall, at the request of any holder, repurchase the shares of the 5% Preferred Stock held by such holder at a purchase price per share equal to the sum of the Liquidation Preference plus any other cash payments due to such holder ("Cash Payments"), divided by 72.125% (the "Maximum Price"). The number of shares of Common Stock issuable upon conversion of the shares of the 5% Preferred Stock will equal the Liquidation Preference of the shares being converted plus any Cash Payments divided by the then-effective conversion price applicable to the Common Stock (the "Conversion Price"). The Conversion Price, as of any date up to and including November 15, 1997, is determined in accordance with a formula based on market prices of the Common Stock or actual prices at which the converting holder sold the Common Stock, in either case multiplied by an amount equal to 1 minus the Applicable Percentage. At any date after November 15, 1997, the Conversion Price is determined in accordance with a formula based on market prices of the Common Stock between October 15, 1997 and November 15, 1997, market prices of the Common Stock during the three consecutive trading days immediately preceding the date of conversion or actual prices at which the converting holder sold the Common Stock, in any case multiplied by 72.125%. The Applicable Percentage is as follows:

                   Conversion after the
                      Following Date         Applicable Percentage
                     ---------------         ---------------------
                       4/15/97                   14.375%
                       5/15/97                   18.125%
                       6/15/97                   19.875%
                       7/15/97                   21.625%
                       8/15/97                   23.250%
                       9/15/97                   24.875%
                       10/15/97                  25.000%
                       11/15/97                  27.875%

The 5% Preferred Stock is at all times subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, reorganizations and certain mergers affecting the Common Stock. Three years or more after the date of





                                Page 3 of 7 Pages
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original issuance of the 5% Preferred Stock, the Company may require the holders of the 5% Preferred Stock to convert such shares into Common Stock at the then applicable Conversion Price and all Cash Payments due on a date specified in the notice of forced conversion. However, the conversion shall not occur if the Company has commenced bankruptcy proceedings, ceased operations or shall be in default for money borrowed in excess of $50 million.

         Required Redemption. The Company must also reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the 5% Preferred Stock, at least such number of its Common Stock that is the greater of (i) 10 million shares and (ii)
1.5 times the number as shall from time to time be sufficient to effect the conversion of all outstanding shares of the 5% Preferred Stock. The Company has agreed to take such corporate action necessary to increase its number of authorized shares of Common Stock to at least 100 million shares on or before the 90th calendar day after the First Closing. If the Company does not have sufficient shares of Common Stock reserved to effect such conversion and fails to take such corporate action necessary to authorize or reserve sufficient shares of Common Stock, then at any time at the request of any holder of shares of the 5% Preferred Stock, the Company shall purchase from such holder the number of shares of the 5% Preferred Stock equal to such holder's pro-rata share of the number of shares of the 5% Preferred Stock that would not be able to be converted due to an insufficient number of shares of Common Stock reserved for such purpose at the Maximum Price. In addition, if prior to the earlier of April 21, 1998 or the closing of a Qualifying Offering (as defined below), the FCC awards more than two licenses permitting the licensee to provide satellite digital audio radio services and more than two licensees commence or announce an intention to commence satellite digital audio radio services, then upon the request of the holders of more than one-third of the outstanding shares of the 5% Preferred Stock, the Company shall purchase one-half of the shares of the 5% Preferred Stock held by each requesting shareholder at a purchase price per share equal to the sum of the Liquidation Preference plus any Cash Payments divided by 1 minus the Applicable Percentage. If a reorganization occurs, each holder of the 5% Preferred Stock may require the Company to redeem the 5% Preferred Stock at the Maximum Price. A Reorganization is defined as any reorganization or any reclassification of the Common Stock or other capital stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company. If the holder chooses not to require the Company to redeem such holder's shares, the shares will be convertible into the number of shares or other property to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of 5% Preferred Stock not so redeemed would have been entitled upon the reorganization.

         Redemption. The 5% Preferred Stock may be redeemed in whole but not in part at the Maximum Price by the Company at any time beginning on the date that is 10 months after the date of original issuance of the 5% Preferred Stock, plus one day for each day during which (x) a registration statement has not been declared effective with respect to the Common Stock issuable upon conversion of the 5% Preferred Stock by the 90th calendar day after the original issuance of the 5% Preferred Stock or (y) any such registration statement is suspended or the related prospectus is not current, complete or otherwise usable. The Company may not exercise its right of redemption unless (i) the average closing price of the Common Stock as reported in the Wall Street Journal for the 20 consecutive trading days prior to the notice of redemption shall equal or exceed $18 per share (subject to adjustments) and (ii) the shares of Common Stock issuable upon conversion of the 5% Preferred Stock are registered for resale by an effective registration under the Securities Act of 1933, as amended. The Company also may redeem the 5% Preferred Stock in whole but not in part at the Maximum Price if the Company sells Common Stock for cash in an amount not less than $100 million in a registered underwritten public offering prior to October 15, 1997 ("Qualifying Offering").

         Dilution of Common Stock. The exact number of shares issuable upon conversion of all of the 5% Preferred Stock cannot currently be estimated but, generally, such issuances of Common Stock will vary inversely with the market price of the Common Stock. The holders of Common Stock ownership interest will be materially diluted by conversion of the 5% Preferred Stock, which dilution will depend on, among other things, the future market price of the Common Stock and conversion elections made by holders of the 5% Preferred Stock. The terms of the 5% Preferred Stock do not provide for any limit on the number of shares of Common Stock which the Company may be required to issue in respect thereof.






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         Cash Payments. The private placement agreement relating to the sale of the 5% Preferred Stock specifies certain circumstances in which the Company must make a cash payment to each holder of the 5% Preferred Stock (or underlying securities issued or issuable upon conversion of the 5% Preferred Stock). The Company must make a cash payment equal to 3% of the Liquidation Preference per month to each holder if the Company fails: (i) within 90 days of the date of the First Closing to increase the number of authorized shares of Common Stock to at least 100 million shares; (ii) within 90 days of the date of the First Closing to file and cause to be declared effective a registration statement under the Securities Act of 1933 with respect to the resale of Common Stock issuable upon conversion of the 5% Preferred Stock; (iii) within 90 days of the date of the First Closing to obtain any governmental approvals necessary for the conversion of the 5% Preferred Stock; (iv) to honor any request for conversion of the 5% Preferred Stock except as permitted by the terms and conditions of the 5% Preferred Stock; or (v) to maintain the listing of the Common Stock on Nasdaq, the New York Stock Exchange or the American Stock Exchange. A similar cash payment must be made if, after effecting a registration statement with respect to the resale of Common Stock issuable upon conversion of the 5% Preferred Stock, the use of the prospectus is suspended for more than 60 cumulative days in the aggregate in any twelve month period. In addition, if the Company fails at any time to reserve a sufficient number of shares of Common Stock for issuance upon conversion of the 5% Preferred Stock, it must make a cash payment equal to 3% of the Liquidation Preference (proportionately reduced by the amount of shares that are so authorized and reserved) per month to the holders of the 5% Preferred Stock. The private placement agreement also provides that prior to the completion of a Qualifying Offering, the Company may not undertake to conduct any debt or equity financing that is not pari passu or junior to the 5% Preferred Stock in seniority, structure and maturity.

         Consent of the holders of a majority of the 5% Preferred Stock is required before the Company may take certain corporate actions or pay dividends on Common Stock and certain other corporate actions taken in connection with a partial repurchase of 5% Preferred Stock require the consent of all holders of 5% Preferred Stock.

DELAWARE ANTI-TAKEOVER LAW AND CERTAIN CHARTER PROVISIONS

         Section 203 of the Delaware General Corporation Law ("Section 203") generally provides that a stockholder acquiring more than 15% of the outstanding voting stock of a corporation subject to the statute (an "Interested Stockholder") but less than 85% of such stock may not engage in certain Business Combinations with the corporation for a period of three years after the time the stockholder became an Interested Stockholder unless (i) prior to such time, the corporation's board of directors approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder. Under Section 203, these restrictions will not apply to certain Business Combinations proposed by an Interested Stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an Interested Stockholder during the previous three years, who became an Interested Stockholder with the approval of the corporation's board of directors or who became an Interested Stockholder at a time when the restrictions contained in Section 203 did not apply for reasons specified in Section 203, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to such person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

         Section 203 defines the term Business Combination to encompass a wide variety of transactions with or caused by an Interested Stockholder, including transactions in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, transactions with the corporation which increase the proportionate interest in the corporation directly or indirectly owned by the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

         The provisions of Section 203, coupled with the Board's authority to issue preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or a change in control of the Company. The provisions also could discourage, impede or prevent a merger, tender offer or proxy contest, even if such event would be





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favorable to the interests of stockholders. The Company's stockholders, by adopting an amendment to the Certificate, may elect not to be governed by
Section 203 effective 12 months after such adoption. Neither the Certificate nor the Bylaws exclude the Company from the restrictions imposed by Section 203.

TRANSFER AGENT

         The transfer agent and registrar for the Common Stock and the 5% Preferred Stock is Continental Stock Transfer Company, New York, New York, 10004.

         In connection with the private placement, the Company paid $10,125,000 in fees to its placement agent, Libra Investments, Inc. ("Libra"), and $2.7 million to Batchelder & Partners, Inc., a financial advisory firm. In addition, the Company agreed to grant a warrant to Libra to purchase 486,000 shares of the 5% Preferred Stock with an exercise price of $25.00 per share. As a result of the private placement, options to purchase 200,000 shares of Common Stock held by Batchelder & Partners, Inc. vest and become exercisable for three years with an exercise price of $6.25.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  CD RADIO INC.



Date:    May 2, 1997              By /s/ DAVID MARGOLESE
                                    -------------------------------------------
                                    David Margolese
                                    Chairman of the Board and Chief Executive
                                    Officer





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